UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2025

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street

Bellevue, Washington

(Address of principal executive offices)

98006-1350

(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TMUS	The NASDAQ Stock Market LLC
3.550% Senior Notes due 2029	TMUS29	The NASDAQ Stock Market LLC
3.700% Senior Notes due 2032	TMUS32	The NASDAQ Stock Market LLC
3.150% Senior Notes due 2032	TMUS32A	The NASDAQ Stock Market LLC
3.850% Senior Notes due 2036	TMUS36	The NASDAQ Stock Market LLC
3.500% Senior Notes due 2037	TMUS37	The NASDAQ Stock Market LLC
3.800% Senior Notes due 2045	TMUS45	The NASDAQ Stock Market LLC
6.250% Senior Notes due 2069	TMUSL	The NASDAQ Stock Market LLC
5.500% Senior Notes due March 2070	TMUSZ	The NASDAQ Stock Market LLC
5.500% Senior Notes due June 2070	TMUSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement with Jonathan A. Freier

On December 5, 2025, T-Mobile US, Inc. (“T-Mobile,” the “Company” or “us”) appointed Jonathan A. Freier as the Chief Operating Officer (“COO”) of T-Mobile, effective December 5, 2025.

Mr. Freier, age 50, has served as our President, Consumer Group since September 2021, leading consumer marketing, digital excellence, retail sales and distribution, customer care, strategic planning, and various operational functions across the enterprise. Mr. Freier has over 25 years of experience in the telecommunications industry, beginning in 1994 with Western Wireless, T-Mobile’s predecessor company, which became T-Mobile in 2001. Mr. Freier holds a Bachelor of Science in organizational management from Lubbock Christian University and a Master of Science in organizational leadership from Colorado State University.

In connection with Mr. Freier’s appointment as COO, on December 8, 2025, T-Mobile entered into a compensation letter agreement (the “Letter Agreement”) with Mr. Freier, which provides for his continued employment with the Company. The material terms of the Letter Agreement are described below.

Pursuant to the Letter Agreement, starting in 2026 Mr. Freier will receive (i) an annual base salary of $1,000,000; (ii) an annual target short-term cash incentive (“STI”) opportunity of no less than 200% of Mr. Freier’s eligible annual earnings for the applicable calendar year, payable based on the attainment of pre-established performance goals; and (iii) annual target long-term incentive (“LTI”) awards with an aggregate target grant-date value (“Annual LTI Target Value”) of no less than $9,000,000. In addition, the Letter Agreement provides that Mr. Freier’s annual base salary and Annual LTI Target Value will be increased by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) or a subcommittee thereof in 2027 and subsequent calendar years as set forth below, based on the then-current annual base salaries or target grant date value of annual equity awards (as applicable) for the second most highly compensated executive officer role (excluding chief executive officers, chief financial officers and, if applicable, executive chairs) (such most highly compensated executive officer roles, “Peer Officers”) in T-Mobile’s then-current peer group utilized for executive compensation decisions; provided that the base salary and Annual LTI Target Value will not be lower than that in effect for the immediately preceding calendar year:

Calendar Year	Base Salary	Annual LTI Target Value
2027	50th percentile of the then-current annual base salary for Peer Officers	50th percentile of then-current target grant date value of annual equity incentive awards for Peer Officers

2028 and subsequent years	60th percentile of the then-current annual base salary for Peer Officers	60th percentile of then-current target grant date value of annual equity incentive awards for Peer Officers

Mr. Freier’s employment under the Letter Agreement will continue until terminated by either the Company or Mr. Freier. If Mr. Freier’s employment is terminated by T-Mobile without “cause” (other than due to his death or disability) or by Mr. Freier for “good reason” (each as defined in the Letter Agreement), then, subject to his timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, he will be entitled to receive:

•	a lump-sum payment equal to two times the sum of (i) his then-current base salary plus (ii) his then-current target STI award;

•	a pro-rata STI award for the calendar year in which the termination occurs, based on actual performance results for such year;

•	any earned, unpaid STI award for the calendar year ending immediately prior the calendar year in which the termination date occurs (a “Prior Year STI”);

•

with respect to time-based LTI awards, vesting of a number of shares or units, as applicable, subject to such awards that would otherwise vest on the next scheduled vesting date to occur following the termination date;

•

with respect to performance-based LTI awards, a portion of each performance-based LTI award, determined by multiplying (x) the total number of shares or units, as applicable, subject to such awards by (y) a fraction, the numerator of which is the number of days between the grant date and the termination date, and the denominator of which is the number of days from the grant date to the applicable vesting date, will vest based on actual performance through the conclusion of the applicable performance period;

•	Company-paid health and dental benefit coverage for up to 18 months following such termination; and

•	continued eligibility for T-Mobile’s employee mobile service discount program.

If Mr. Freier’s employment is terminated due to his death or disability, subject to the timely execution and non-revocation of a release by Mr. Freier or his estate, as applicable, and continued compliance with applicable restrictive covenants (if applicable), he (or his estate) will be entitled to receive:

•	an STI award for the calendar year in which the termination occurs, based on target performance for the applicable fiscal year;

•	any Prior Year STI; and

•

with respect to LTI awards, vesting of such LTI awards will be governed by the terms of the applicable equity incentive plan and the applicable award agreement, which terms shall be no less favorable than those applicable to all other executive-level employees of T-Mobile.

Additionally, the Letter Agreement provides that Mr. Freier may retire on the fifth anniversary of the effective date of the Letter Agreement by providing at least 12 months’ written notice to the Company and receive the same compensation and benefits as he would receive on a termination by T-Mobile without “cause” or by Mr. Freier for “good reason,” except that (i) the accelerated vesting of Mr. Freier’s LTI awards described in the Letter Agreement will only apply to LTI awards granted to him prior to the effective date of the Letter Agreement and (ii) any LTI awards granted to Mr. Freier on or after the effective date of the Letter Agreement will instead continue to vest and be paid to Mr. Freier in accordance with the terms of the applicable award agreement(s).

In addition, (i) the incentive compensation provided to Mr. Freier under the Letter Agreement is subject to recovery by the Company in accordance with the Company’s Amended and Restated Executive Incentive Compensation Recoupment Policy or any other Company clawback or recoupment policy; and (ii) to the extent that any payment or benefit received by Mr. Freier pursuant to the Letter Agreement or otherwise would be subject to an excise tax under Internal Revenue Code Section 4999, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Freier than receiving the full amount of such payments. The Letter Agreement also provides that T-Mobile will reimburse Mr. Freier for up to $50,000 in legal fees incurred by him in connection with the Letter Agreement.

The foregoing description is qualified in its entirety by the full text of the Letter Agreement, a copy of which will be subsequently filed with the Securities and Exchange Commission.

Retirement Program

On December 4, 2025, the Compensation Committee approved the terms of a retirement program (the “Retirement Program”), to become effective January 1, 2026, under which current and future officers of the Company (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended) (other than certain excluded officers) will enter into agreements with the Company (“Retirement Agreements”) providing for certain retirement benefits if they retire upon at least 12 months’ written notice to the Company after meeting certain age and/or years of service requirements. Mark W. Nelson, the Company’s Chief Legal Officer and General Counsel, will participate in the Retirement Program.

Pursuant to the Retirement Program and Mr. Nelson’s Retirement Agreement, upon Mr. Nelson’s retirement at or after age 60 and upon at least 12 months’ written notice to the Company (a “Qualifying Retirement”), subject to his timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, he will be entitled to receive:

•	a pro-rata STI award for the calendar year in which the Qualifying Retirement occurs, based on actual performance results for such year;

•

continued vesting of time-based LTI awards (granted as part of the Company’s annual LTI award program) on the regularly-scheduled post- Qualifying Retirement vesting and payout dates set forth in the applicable award agreement(s);

•

continued vesting of performance-based LTI awards (granted as part of the Company’s annual LTI award program) in accordance with the terms of the applicable award agreement(s), based on the actual level of actual performance during the performance period (determined as if Mr. Nelson’s employment had not terminated prior to the conclusion of the performance period);

•	Company-paid health and dental benefit coverage for up to 18 months following such Qualifying Retirement; and

•	continued eligibility for T-Mobile’s employee mobile service discount program.

On the date of the Qualifying Retirement, each of Mr. Nelson’s then-outstanding and unvested LTI awards (other than the LTI awards granted as part of the Company’s annual LTI award program), including any special or one-time LTI awards, will be cancelled and forfeited without any consideration therefor.

The retirement benefits under Mr. Nelson’s Retirement Agreement will replace and supersede in their entirety the retirement benefits that Mr. Nelson would otherwise be eligible to receive under the offer of employment letter he previously entered into with the Company.

The foregoing description is qualified in its entirety by the full text of the form of Retirement Agreement, a copy of which will be subsequently filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

December 9, 2025	/s/ Peter Osvaldik
Peter Osvaldik Chief Financial Officer